Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Sigilon Therapeutics, Inc. (the “Company”) for the quarter ended June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company, hereby certifies, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2022	By:	/s/ Rogerio Vivaldi Coelho, M.D.
Rogerio Vivaldi Coelho, M.D. President and Chief Executive Officer (Principal Executive Officer)

Date: August 4, 2022	By:	/s/ Josias Pontes
Josias Pontes Senior Vice President, Acting Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)